UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2013

AGILENT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5301 Stevens Creek Boulevard, Santa Clara, CA	95051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 345-8886

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On November 20, 2013, the Compensation Committee of the Board of Directors of Agilent Technologies, Inc. (the “Company”) approved an one-time award in the aggregate amount of 40,000 restricted stock units of the Company’s common stock, $0.01 par value per share (the “Award”), to William P. Sullivan, Director,  President and Chief Executive Officer of the Company.  The Award was made under the Company’s 2009 Stock Plan (the “Plan”).
As long as Mr. Sullivan remains eligible to vest (as defined in the Plan), the Award will vest as to 1/3rd of the shares beginning on the first anniversary of the date of grant and another 1/3rd on each subsequent anniversary of the date of grant so that the Award is fully vested on the third anniversary of the date of grant.  The Award will immediately vest in full upon any of the following events:  Mr. Sullivan’s retirement, death, total and permanent disability, termination under the Company’s workforce management program or a change of control of the Company (as defined in the Plan).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

	By:	/s/ Stephen D. Williams
	Name:	Stephen D. Williams
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Date: November 25, 2013